Greater Community Bancorp
                                   EXHIBIT 21
                                       TO
                         1999 ANNUAL REPORT ON FORM 10-K

                           Subsidiaries of the Company

      Greater Community Bancorp (the "Company") has three directly-owned operating bank subsidiaries, Great Falls Bank, Bergen Commercial Bank and Rock Community Bank (the "Bank Subsidiaries"), all of which are New Jersey commercial banking corporations. The Company owns 100% of the outstanding shares of the Bank Subsidiaries. GFB and BCB each have one wholly-owned subsidiary, Great Falls Investment Company, Inc. and BCB Investment Company, Inc., respectively, both of which are New Jersey business corporations.

      The Company also directly owns 100% of the outstanding shares of Greater Community Services, Inc., a New Jersey business corporation, which provides accounting/bookkeeping, data processing and management information systems, loan operations and various other banking-related services at cost, Highland Capital Corp (equipment leasing), and First Savings Bancorp of Little Falls, Inc. (inactive). The Corporation also owns 100% of Greater Community Financial, LLC, a registered broker-dealer, and 100% of GCB Realty, LLC.

      These relationships are indicated in the following chart.

                            Greater Community Bancorp
                                  (registrant)
                                 (the "Company")

------------------------------------------------------------------------------------------------------------------------------------
       |                |               |                 |                |               |               |                |
       |                |               |                 |                |               |               |                |
    Greater        Great Falls        Bergen           Greater        GCB Realty,         Rock         Highland       First Savings
   Community           Bank         Commercial        Community          L.L.C.        Community     Capital Corp.     Bancorp of
 Services, Inc.      ("GFB")       Bank ("BCB")   Financial, L.L.C.    ("Realty)          Bank          ("HCC")       Little Falls,
    ("GCS")                                            ("GCF")                          ("RCB")                           Inc.
      100%             100%            100%              100%             100%            100%           100%             100%
                        |               |
                        |               |
                        |               |
                        |
                        |        BCB Investment
                        |        Company, Inc.
                        |

-----------------------------------------------
       |                |               |
  Great Falls      Redeem, Inc.      Greater
   Investment                       Community
 Company, Inc.                   Insurance, Inc.
                                 (Formerly First
                                     Service
                                  Corporation of
                                  Little Falls)